EXHIBIT 23.2

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of Zila, Inc. on Form S-8 of our report dated November 12, 2002, appearing in the Annual Report on Form 10-K of Zila, Inc. for the year ended July 31, 2002.

/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Phoenix, Arizona

September 10, 2003

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